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                                   EXHIBIT 11




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                       ANALYSTS INTERNATIONAL CORPORATION


                                   EXHIBIT 11

                                  (Page 1 of 2)



                    CALCULATION OF PRIMARY EARNINGS PER SHARE



                                                 Year Ended June 30
                                         --------------------------------------

                                             1994         1995          1996
                                             ----         ----          ----


 Net earnings                            $7,951,000    $11,256,000   $12,418,000
                                         ----------    -----------   -----------
                                         ----------    -----------   -----------




 Weighted average number of
 common shares outstanding              7,097,000        7,193,000    7,284,000





 Dilutive effect of stock
   options outstanding after
   application of treasury                115,000         81,000        123,000
   stock method                           -------        -------        -------
                                        7,212,000      7,274,000      7,407,000
                                        ---------      ---------      ---------
                                        ---------      ---------      ---------

 Net earnings per common
 and common equivalent
 share, based upon weighted
 average number of shares
 outstanding                                $1.10          $1.55          $1.68
                                             ----           ----           ----
                                             ----           ----           ----

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                       ANALYSTS INTERNATIONAL CORPORATION


                                   EXHIBIT 11
                                  (Page 2 of 2)



                 CALCULATION OF FULLY DILUTED EARNINGS PER SHARE



                                                Year Ended June 30
                                       ----------------------------------------

                                          1994           1995          1996
                                          ----           ----          ----

 Net earnings                          $7,951,000    $11,256,000    $12,418,000
                                        ---------     ----------     ----------

 Weighted average number of
 common shares outstanding              7,097,000      7,193,000      7,284,000



 Dilutive effect of stock
    options outstanding after
    application of treasury
    stock method                          122,000         97,000        133,000
                                          -------         ------        -------
                                        7,219,000      7,290,000      7,417,000
                                        ---------      ---------      ---------
                                        ---------      ---------      ---------


 Net earnings per common
 and common equivalent
 share, based upon weighted
 average number of shares
 outstanding                                $1.10          $1.54          $1.67
                                             ----           ----           ----
                                             ----           ----           ----



No significant variation in primary versus fully diluted earnings per share existed for the years 1994-1996.